                                                                      EXHIBIT 99
                                                                      ----------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                                DECEMBER 31, 2000
                                -----------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

     1.Statement of Cash Available for Distribution for the:

                                                                   Year Ended       Three Months Ended
                                                               December 31, 2000     December 31, 2000
                                                              ------------------    ------------------
       Net loss                                               $         (63,000)    $      (78,000)
       Add:    Equity in loss of Local Limited Partnership               26,000             61,000
               Cash from reserves                                        37,000             17,000
                                                              ------------------    ---------------
               Cash Available for Distribution                $               -     $            -
                                                              ==================    ===============

                  2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2000:

                          Entity                                 Receiving Form of
                       Compensation                                Compensation                              Amount
             --------------------------------                ------------------------                  -------------------

             None



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